            As filed with the Securities and Exchange Commission on May 25, 2004
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                77-0196707
 (State or other jurisdiction of incorporation           (I.R.S. Employer
                or organization)                        Identification No.)

     15835 PARK TEN PLACE DRIVE, SUITE 115
                 HOUSTON, TEXAS                                77084
    (Address of Principal Executive Officer)                (Zip Code)

             HARVEST NATURAL RESOURCES 2004 LONG TERM INCENTIVE PLAN
                            (Full title of the plans)

                                   ----------

                                KERRY R. BRITTAIN
                         HARVEST NATURAL RESOURCES, INC.
         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                      15835 PARK TEN PLACE DRIVE, SUITE 115
                              HOUSTON, TEXAS 77084
                     (Name and address of agent for service)

                                 (281) 579-6700
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                           ATTENTION: HARVA R. DOCKERY

                                   ----------

                         CALCULATION OF REGISTRATION FEE


   TITLE OF SECURITIES                                    PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
    TO BE REGISTERED        AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
   -------------------      -----------------------   ---------------------------   ---------------------------  ----------------
Common Stock,
par value $0.01 per share      1,750,000 shares(2)              $12.68                   $22,190,000                 $2,811.48

Rights to purchase Series      1,750,000(2)                         --                            --                        --
B Preferred Stock

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange on May 21, 2004.

(2) Represents shares of common stock and accompanying rights to purchase Series B preferred stock registered for purchase under the Harvest Natural Resources 2004 Long Term Incentive Plan (the "Plan"). Also includes an indeterminable number of shares of common stock issuable as a result of the anti-dilution provisions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Harvest Natural Resources, Inc., a Delaware corporation ("Harvest", the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

         (iii) the description of the Company's common stock, $0.01 par value per share, contained in the Company's Form 8-A registration statement filed April 9, 1997, as amended on October 29, 2003, filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and any subsequent amendments thereto; and

         (iv) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         State corporate laws and the Company's charter documents include provisions designed to limit the liability of the Company's officers and directors and, in certain circumstances, to indemnify the Company's officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as the Company's officers and directors.

         Exculpation of Monetary Liability

         As permitted under Delaware law, the Company's Amended and Restated Certificate of Incorporation and bylaws provide that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director, provided that the liability of a director shall not be eliminated:

             o for any breach of the director's duty of loyalty to the Company or its stockholders;

             o for acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law;

             o for the approval of an improper payment of a dividend or an improper purchase by the corporation of stock; or

             o for any transaction from which the director derived an improper personal benefit.

         Indemnification

         Under Section 145 of the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation and the Company's bylaws, the Company is obligated to indemnify its present and former directors and officers and may indemnify other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if the person to whom indemnity is granted acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

         Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT
  NO.                                        DESCRIPTION
-------           -------------------------------------------------------------
  4.1    --       Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Quarterly Report on Form 10-Q filed on August 13, 2003, File
                  No. 1-10762).

  4.2    --       Amended and Restated Bylaws as of December 11, 2003
                  (incorporated by reference to Exhibit 3.3 to the Company's
                  Annual Report on Form 10-K filed on March 10, 2004, File No.
                  1-10762).

  4.3    --       Form of Common Stock Certificate (incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1
                  (Registration No. 33-26333)).

  4.4    --       Amended and Restated Rights Agreement, dated as of September
                  16, 2003, between Harvest Natural Resources, Inc. and Wells
                  Fargo Bank Minnesota, N.A., including the Certificate of
                  Designation, Rights and Preferences of the Series B Preferred
                  Stock, the form of Rights Certificate (and forms of assignment and election to purchase relating thereto) and the Summary of Rights attached thereto as Exhibits A, B and C, respectively
                  (incorporated by reference to Exhibit 5 to the Company's
                  Amendment No. 1 to Registration Statement on Form 8-A filed on
                  October 29, 2003).

  4.5    --       Harvest Natural Resources 2004 Long Term Incentive Plan.

  5.1    --       Opinion of Kerry R. Brittain, Senior Vice President, General
                  Counsel and Corporate Secretary of Harvest Natural Resources,
                  Inc., regarding the legality of the securities to be offered hereby.

 23.1    --       Consent of PricewaterhouseCoopers LLP - Houston.

 23.2    --       Consent of ZAO PricewaterhouseCoopers - Moscow.

 23.3    --       Consent of Kerry R. Brittain (included in Exhibit 5.1)

 24.1    --       Powers of Attorney (included on the signature pages hereto).

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 25, 2004.


                                   HARVEST NATURAL RESOURCES, INC.


                                   By:  /s/ Peter J. Hill
                                       -----------------------------------------
                                        Peter J. Hill
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Tholen, Kurt A. Nelson and Kerry R. Brittain, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2004.



                        SIGNATURE                                                           TITLE
                        ---------                                                           -----
                   /s/ Peter J. Hill                              Director, President and Chief Executive Officer
-----------------------------------------------------                      (principal executive officer)
                      Peter J. Hill



                                                                 Senior Vice President, Chief Financial Officer and
                 /s/ Steven W. Tholen                                 Treasurer (principal financial officer)
-----------------------------------------------------
                    Steven W. Tholen



                                                                  Vice President, Controller and Chief Accounting
                  /s/ Kurt A. Nelson                                   Officer (principal accounting officer)
-----------------------------------------------------
                     Kurt A. Nelson



               /s/ Stephen D. Chesebro'                                  Chairman of the Board and Director
-----------------------------------------------------
                  Stephen D. Chesebro'



                  /s/ John U. Clarke                                                  Director
-----------------------------------------------------
                     John U. Clarke



                   /s/ Byron A. Dunn                                                  Director
-----------------------------------------------------
                      Byron A. Dunn



                   /s/ H. H. Hardee                                                   Director
-----------------------------------------------------
                      H. H. Hardee



                 /s/ Patrick M. Murray                                                Director
-----------------------------------------------------
                    Patrick M. Murray

                                  EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------           -------------------------------------------------------------
   4.1   --       Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Quarterly Report on Form 10-Q filed on August 13, 2003, File
                  No. 1-10762).

   4.2   --       Amended and Restated Bylaws as of December 11, 2003
                  (incorporated by reference to Exhibit 3.3 to the Company's
                  Annual Report on Form 10-K filed on March 10, 2004, File No.
                  1-10762).

   4.3   --       Form of Common Stock Certificate (incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1
                  (Registration No. 33-26333)).

   4.4   --       Amended and Restated Rights Agreement, dated as of September
                  16, 2003, between Harvest Natural Resources, Inc. and Wells
                  Fargo Bank Minnesota, N.A., including the Certificate of
                  Designation, Rights and Preferences of the Series B Preferred
                  Stock, the form of Rights Certificate (and forms of assignment and election to purchase relating thereto) and the Summary of
                  Rights attached thereto as Exhibits A, B and C, respectively
                  (incorporated by reference to Exhibit 5 to the Company's
                  Amendment No. 1 to Registration Statement on Form 8-A filed on
                  October 29, 2003).

   4.5   --       Harvest Natural Resources 2004 Long Term Incentive Plan.

   5.1   --       Opinion of Kerry R. Brittain, Senior Vice President, General
                  Counsel and Corporate Secretary of Harvest Natural Resources,
                  Inc., regarding the legality of the securities to be offered hereby.

  23.1   --       Consent of PricewaterhouseCoopers LLP - Houston.

  23.2   --       Consent of ZAO PricewaterhouseCoopers - Moscow.

  23.3   --       Consent of Kerry R. Brittain (included in Exhibit 5.1)

  24.1   --       Powers of Attorney (included on the signature pages hereto).